Exhibit 10.7

SECURITIES SUBSCRIPTION AGREEMENT

This Securities Subscription Agreement (“Agreement”) is made and entered into as of May 25, 2022, by and between Translational Development Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Stone Capital Partners LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase and Company desires to issue and sell to the Purchaser Class B ordinary shares, par value of $US0.0001 each (the “Class B Shares”) on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties intending to be legally bound, hereby agree as follows:

1. The Transaction. Subject to the terms and conditions set forth in this Agreement, on a closing date to be agreed between the parties hereto, Purchaser will purchase from the Company, and the Company will issue and sell to the Purchaser, 4,312,500 Class B Shares (the “Purchased Shares”) for an aggregate purchase price of $25,000. An aggregate of up to 562,500 shares are subject to forfeiture by the Purchaser depending on the extent to which the underwriters’ over-allotment option is not exercised.

2. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

2.1. The Company (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted; and (ii) has all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations hereunder. All corporate actions on the part of the Company, its directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of the Company’s obligations hereunder, have been taken. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any applicable law or conflict with, or result in a breach of any agreement or other arrangement to which the Company is a party or by which it is bound.

2.2. This Agreement constitutes the valid and binding obligation of the Company, legally enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3. The authorized share capital of the Company consists of 100,000,000 Class A ordinary shares of par value of US$0.0001 each, 10,000,000 Class B ordinary shares of par value of US$0.0001 each and 1,000,000 undesignated preferred shares of par value US$0.0001 each.

3. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

3.1. It has all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations hereunder. All corporate actions on the part of the Purchaser, its managers and partners, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of the Purchaser’s obligations hereunder, have been taken. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any applicable law or conflict with, or result in a breach of any agreement or other arrangement to which the Purchaser is a party or by which it is bound.

3.2. This Agreement constitutes a valid and legally binding obligation of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3. The Purchaser acknowledges that the Purchased Shares it is purchasing subject to the terms of this Agreement are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.4. It is understood that certificates evidencing the Purchased Shares (if any) may bear one or all of the following legends or similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4. Miscellaneous.

4.1. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.2. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof, and supersedes any and all prior agreements and understandings of the parties concerning such subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by both parties hereto.

4.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one and the same instrument.

4.4. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given on the earliest of the following: (a) the date of personal delivery; (b) one (1) business day after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (c) five (5) business day after deposit with a return receipt express courier; or (d) seven (7) business days after deposit in local mail by registered or certified mail. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed at the address as either party shall have notified its counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first above written.

TRANSLATIONAL DEVELOPMENT ACQUISITION CORP.		STONE CAPITAL PARTNERS LLC

By:	/s/ Michael B. Hoffman	By:	/s/ Michael B. Hoffman
	Michael B. Hoffman, CEO		Michael B. Hoffman, Managing Member

[Signature Page – Securities Subscription Agreement]